Exhibit 99.1

Lincoln Educational Services Reports First Quarter Financial Results;
Double Digit Growth in Revenue and Student Starts,
Increased Outlook for Full Year 2025

Conference Call Today at 10 a.m. Eastern Standard Time

PARSIPPANY, N.J., May 12, 2025 – Lincoln Educational Services Corporation (Nasdaq: LINC) today announced financial and operating results for the first quarter ended March 31, 2025, as well as recent business developments.

First Quarter 2025 Financial and Operational Highlights

•	Revenue increased by 13.7% to $117.5 million
•	Student starts grew by 16.2%, starts increased 20.9% excluding the Transitional segment
•	Quarter-end student population rose by 15.2%, or 18.3% excluding the Transitional segment
•	Adjusted EBITDA of $10.6 million, compared to $6.5 million
•	Net income of $1.9 million, compared to $0.2 million net loss
•	Operating leverage gains across instructional and marketing expenses
•	Total liquidity of nearly $90 million, with no debt outstanding as of March 31, 2025
•	2025 financial guidance raised based on strong first quarter results and current trends

A complete listing of Lincoln’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Developments

•
In March, Lincoln successfully completed the transition of all existing programs at its Nashville, Tennessee campus to a new state-of-the-art facility. The new facility is designed for enhanced operational efficiency through Lincoln’s 10.0 hybrid education delivery model and will also accommodate the launch of two additional high-demand programs this year.

•
The Company amended its credit agreement in March, increasing the size of its revolving credit facility from $40 million to $60 million and expanding the accordion feature from $20 million to $25 million. This amendment strengthens Lincoln’s financial flexibility and is available to support the Company’s strategic growth initiatives.

“We delivered a strong start to 2025 with exceptional student start growth, double digit revenue growth and a 63% increase in adjusted EBITDA”, said Scott Shaw, President and CEO. “Our growth reflects the continued execution of our expansion strategy, while operational improvements have enhanced the scalability of our platform and improved our profitability.”

Given our strong first quarter performance and positive momentum, we are raising our full-year guidance”.

“New campus development and program replications remain central to our growth. We successfully completed the relocation of our Nashville, Tennessee campus in March, and the Levittown, Pennsylvania campus relocation remains on track for completion in the second half of the year.  Our next new campus in Houston, Texas is expected to open its doors to students by year-end, followed by Hicksville, New York by end of 2026.  We also launched two new programs at existing campuses this quarter and anticipate rolling out five additional offerings in high demand fields in the coming months”.

“Student interest in Lincoln’s programs and demand for our graduates remains robust, driving our geographic and program expansion. We continue to evaluate expanding to additional markets with high unmet demand for our career-focused training. Based on our progress to date, we are confident in our ability to achieve our 2027 targets of approximately $550 million in revenue and $90 million in adjusted EBITDA.”

2025 FIRST QUARTER FINANCIAL RESULTS

Quarter ended March 31, 2025, compared to March 31, 2024

•
Revenue grew by $14.1 million, or 13.7% to $117.5 million, marking the sixth consecutive quarter of double-digit growth. The increase was primarily due to a 13.1% increase in average student population driven by strong start growth.  For the first quarter, student starts grew by 16.2%, 20.9% excluding the Transitional segment.

•
Educational services and facilities expense increased $4.4 million, or 10.2% to $47.4 million. The increase over the prior year was primarily driven by costs associated with new programs, new campuses and campus relocations, and support for a larger student population. However, as a percentage of revenue, educational services and facilities expense decreased from the prior year, reflecting continued margin expansion and improved operating efficiency.

•
Selling, general and administrative expense increased $6.4 million, or 10.6% to $66.9 million. The increase over the prior year was primarily driven by higher compensation and benefits costs as a result of an expanded workforce to support our larger student population. Marketing cost per student start was approximately 20% lower compared to the prior year.

2025 FIRST QUARTER SEGMENT RESULTS

Campus Operations Segment
Revenue increased $16.2 million, or 16.0% to $117.5 million.  Adjusted EBITDA increased $9.2 million, or 50% to $27.5 million, from $18.3 million in the prior year.

Transitional Segment
During the prior year, the Company’s Summerlin, Las Vegas campus was classified in the Transitional segment. The sale of the campus was consummated effective January 1, 2025.  In the prior year comparable period, the Summerlin campus had revenue of $2.0 million and operating expenses of $2.3 million. As of March 31, 2025, no campuses were classified in the Transitional segment.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company.
Corporate and other expenses were $18.3 million and $12.8 million for the three months ended March 31, 2025 and 2024, respectively.

FULL YEAR 2025 OUTLOOK
Based on the 2025 first quarter operating and financial results, as well as the outlook for the remainder of the year, the Company is raising its financial guidance for revenue, adjusted EBITDA, net income and student starts as follows:

	Previous				Updated
(In millions, except for student starts)	FY 2025 Guidance				FY 2025 Guidance
Revenue	$480	-	$490		$485	-	$495
Adjusted EBITDA	$55	-	$60	[1]	$58	-	$63	[1]
Net income	$8	-	$13		$10	-	$15
Capital expenditures	$70	-	$75		$70	-	$75
Student Starts	8%	-	12%		10%	-	14%

[1]
The guidance in this release includes references to non-GAAP operating measures. A reconciliation to the midpoint of our guidance can be reviewed below in the non-GAAP operating measures at the end of this release.

As a reminder, to provide a clearer view of the Company’s underlying performance, guidance excludes non-cash stock-based compensation and one-time, non-recurring items. Additionally, it excludes pre-opening costs, as well as net operating losses from new campuses, up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. In terms of relocating the Nashville and Levittown campuses, adjustments have been made to exclude pre-opening costs and relocation costs through the end of quarter in which the relocation is completed.  And in the case of program replications and expansions, adjustments are made to exclude net operating losses through the quarter in which the program is launched.

CONFERENCE CALL INFO
Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu.  Participants may also register via teleconference at: Q1 2025 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are requested to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in five principal areas of study: automotive technology, health sciences, skilled trades, business and information technology, and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 21 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946.  For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS
Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings, or other aspects of the Company’s operating results. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with cybersecurity; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal and state laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,655	$59,273
Accounts receivable, less allowance of $51,023 and $42,615 at March 31, 2025 and December 31, 2024, respectively	47,278	42,983
Inventories	2,394	3,053
Prepaid expenses and other current assets	8,051	4,793
Asset held for sale	-	1,150
Total current assets	86,378	111,252
PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $144,251 and $141,271 at March 31, 2025 and December 31, 2024, respectively	125,646	103,533
OTHER ASSETS:
Noncurrent receivables, less allowance of $19,634 and $22,957 at March 31, 2025 and December 31, 2024, respectively	16,786	19,627
Deferred finance charges	358	323
Deferred income taxes, net	24,812	25,359
Operating lease right-of-use assets	133,462	136,034
Finance lease right-of-use assets	26,327	26,745
Goodwill	10,742	10,742
Other assets, net	1,367	1,387
Pension plan assets, net	1,554	1,554
Total other assets	215,408	221,771
TOTAL ASSETS	$427,432	$436,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Unearned tuition	$28,846	$30,631
Accounts payable	34,359	37,026
Accrued expenses	8,849	11,986
Income taxes payable	1,297	1,072
Current portion of operating lease liabilities	9,751	9,497
Total current liabilities	83,102	90,212
NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	136,181	138,803
Long-term portion of finance lease liabilities	30,369	29,261
Other long-term liabilities	-	16
Total liabilities	249,652	258,292
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par value - authorized 100,000,000 shares at March 31, 2025 and December 31, 2024, issued and outstanding 31,592,807 shares at March 31, 2025 and 31,462,640 shares at December 31, 2024	48,181	48,181
Additional paid-in capital	48,211	50,639
Retained earnings	81,114	79,170
Accumulated other comprehensive loss	274	274
Total stockholders’ equity	177,780	178,264
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$427,432	$436,556

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
REVENUE	$117,506	$103,366
COSTS AND EXPENSES:
Educational services and facilities	47,409	43,023
Selling, general and administrative	66,904	60,492
(Gain) loss on sale of assets	(220)	309
Total costs & expenses	114,093	103,824
OPERATING INCOME (LOSS)	3,413	(458)
OTHER:
Interest income	114	698
Interest expense	(701)	(567)
INCOME (LOSS) BEFORE INCOME TAXES	2,826	(327)
PROVISION (BENEFIT) FOR INCOME TAXES	882	(113)
NET INCOME (LOSS)	$1,944	$(214)
Basic
Net income (loss) per common share	$0.06	$(0.01)
Diluted
Net income (loss) per common share	$0.06	$(0.01)
Weighted average number of common shares outstanding:
Basic	30,809	30,301
Diluted	31,074	30,301

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,944	$(214)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,345	2,599
Finance lease amortization	418	369
Amortization of deferred finance charges	40	18
Deferred income taxes	547	421
(Gain) loss on sale of assets	(220)	309
Fixed asset donations	(171)	(98)
Provision for credit losses	11,835	12,213
Stock-based compensation expense	1,205	1,059
(Increase) decrease in assets:
Accounts receivable	(13,289)	(16,860)
Inventories	659	529
Prepaid income taxes	-	(545)
Prepaid expenses and current assets	(3,243)	(582)
Other assets, net	1,230	967
Increase (decrease) in liabilities:
Accounts payable	(8,070)	(5,561)
Accrued expenses	(3,137)	(4,511)
Unearned tuition	(1,785)	(4,641)
Income taxes payable	225	-
Other liabilities	89	(406)
Total adjustments	(10,322)	(14,720)
Net cash used in operating activities	(8,378)	(14,934)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19,889)	(1,684)
Proceeds from sale of property and equipment	249	9,718
Net cash (used in) provided by investing activities	(19,640)	8,034
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred finance fees	(75)	(438)
Finance lease principal paid	(88)	-
Tenant allowance finance leases	1,196
Net share settlement for equity-based compensation	(3,633)	(3,156)
Net cash used in financing activities	(2,600)	(3,594)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(30,618)	(10,494)
CASH AND CASH EQUIVALENTS —Beginning of period	59,273	80,269
CASH AND CASH EQUIVALENTS—End of period	$28,655	$69,775

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses our non-GAAP financial measures to make operating decisions, for planning and forecasting purposes. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define adjusted net income as net income plus adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our credit facility.

EBITDA, adjusted EBITDA, adjusted net income, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

The following is a reconciliation of net income (loss) to EBITDA, adjusted EBITDA, adjusted net income, and total liquidity (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$1,944	(214)	$21,077	$12,108	$-	$(284)	$(19,133)	$(12,038)
Interest expense (income), net	587	(131)	595	501	-	-	(8)	(632)
Provision (benefit) for income taxes	882	(113)		-	-	-	882	(113)
Depreciation and amortization	3,763	2,964	3,600	2,753	-	20	163	191
EBITDA	7,176	2,506	25,272	15,362	-	(264)	(18,096)	(12,592)
Stock-based compensation expense	1,205	1,059	-	-	-	-	1,205	1,059
New campus and campus relocation costs	1,884	2,802	1,884	2,802	-	-	-	-
Program expansions	371	89	371	89	-	-	-	-
Severence and other one-time costs	-	89	-	89	-	-		-
Adjusted EBITDA	$10,636	$6,545	$27,527	$18,342	$-	$(264)	$(16,891)	$(11,533)

	Three Months Ended March 31,
	(Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$1,944	$(214)	$21,077	$12,108	$-	$(284)	$(19,133)	$(12,038)

Adjustments to net income:
New campus and campus relocation costs	1,884	2,802	1,884	2,802
Program expansions	371	89	371	89
Severance and other one time costs	-	89	-	89
Total non-recurring adjustments	2,255	2,980	2,255	2,980	-	-	-	-
Income tax effect	(677)	(894)					(677)	(894)
Adjusted net income (loss), non-GAAP	$3,522	$1,872	$23,332	$15,088	$-	$(284)	$(19,810)	$(12,932)

As of March 31, 2025
Cash and cash equivalents	$28,655
Credit facility	60,000
Total Liquidity	$88,655

The table below presents selected operating metrics for our reportable segments (in thousands, except for student population and starts):

	Three Months Ended March 31,
	2025	2024	% Change
Revenue:
Campus Operations	$117,506	$101,321	16.0%
Transitional	-	2,045	-100.0%
Total	$117,506	$103,366	13.7%

Operating Income (loss):
Campus Operations	$21,671	$12,609	71.9%
Transitional	-	(285)	-100.0%
Corporate	(18,258)	(12,783)	-42.8%
Total	$3,413	$(459)	843.6%

Starts:
Campus Operations	4,610	3,812	20.9%
Transitional	-	155	-100.0%
Total	4,610	3,967	16.2%

Average Population:
Campus Operations	15,469	13,311	16.2%
Transitional	-	367	-100.0%
Total	15,469	13,678	13.1%

End of Period Population:
Campus Operations	15,904	13,449	18.3%
Transitional	-	352	-100.0%
Total	15,904	13,801	15.2%

Information included in the table below provides student starts and population under the Campus Operations segment with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.

Population by Program (Campus Operations Segment):

	Three Months Ended March 31,
	2025	2024	% Change
Starts:
Transportation and Skilled Trades	3,551	2,682	32.4%
Healthcare and Other Professions	1,059	1,130	-6.3%
Total	4,610	3,812	20.9%

Average Population:
Transportation and Skilled Trades	11,695	9,544	22.5%
Healthcare and Other Professions	3,774	3,767	0.2%
Total	15,469	13,311	16.2%

End of Period Population:
Transportation and Skilled Trades	12,130	9,639	25.8%
Healthcare and Other Professions	3,774	3,810	-0.9%
Total	15,904	13,449	18.3%

The reconciliations provided below represent management’s projections of various components included in our outlook for the full year 2025.  These calculations are for illustrative purposes and will be reviewed as the year progresses to reflect actual results, our outlook and continued relevance of specific items.  Any revisions or modifications, if necessary, will be disclosed in future announcements of 2025 quarterly results.  Adjusted EBITDA and adjusted net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - 2025 Guidance
(Reconciled to the Mid-Point of 2025 Guidance)

	Adjusted
	EBITDA	Net Income
Net Income	$12,500	$12,500
Interest expense, net	2,500	-
Provision for taxes	5,100	-
Depreciation and amortization[1]	21,300	400
EBITDA	41,400	-
New campus and campus relocation costs[2,3]	8,900	8,900
Program expansions	2,400	2,400
Other one time items	2,500	2,500
Stock-based compensation expense	5,300	-
Tax Effect	-	(4,300)
Total	$60,500	22,400

2025 Guidance Range	$58,000 - $63,000

[1]	Depreciation expense relates to the new Houston, Texas campus.
[2]	New campus and campus relocation costs relate to the following locations:
 Nashville, Tennessee
 Levittown, Pennsylvania
 Houston, Texas
 Hicksville, New York
[3]	New campus adjustment includes pre-opening costs, as well as net operating losses up to four quarters after the campus opens, or until the campus becomes profitable, whichever comes first.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2755
Media Relations: Tom Gibson, 201-476-0322